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                                                                    EXHIBIT 10.2



                     1999 WASTE MANAGEMENT, INC. DIRECTORS'
                           DEFERRED COMPENSATION PLAN


                                   ARTICLE I.
                        PURPOSES OF PLAN AND DEFINITIONS

1.1      PURPOSE

         Waste Management, Inc. (the "Company"), hereby establishes the 1999 Waste Management, Inc. Directors' Deferred Compensation Plan for the purpose of providing nonemployee directors ("Directors") of the Company the opportunity to defer all or a portion of their cash compensation, to attract and retain Directors with outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such Directors with those of the Company's stockholders generally, and to reward such Directors for outstanding performance.

1.2      DEFINITIONS

         (a) BENEFICIARY means the person or persons designated by the Participant, as provided in Section 4.4, to receive any payments otherwise due the Participant under this Plan in the event of the Participant's death.

         (b) BOARD OF DIRECTORS or BOARD means the Board of Directors of the Company.

         (c) CASH COMPENSATION means all of the cash compensation payable to a Participant, for service on the Board, including annual retainer, meeting, and other fees.

         (d)      CODE means the Internal Revenue Code of 1986, as amended.

         (e) COMMITTEE means the Compensation and Stock Incentive Plan Committee of the Board as is designated by the Board.

         (f)      COMMON STOCK means the Company's common stock, $.01 par value.

         (g) COMPANY means Waste Management, Inc, a Delaware corporation, formerly known as U.S.A. Waste Services, Inc..

         (h) DETERMINATION DATE means the date on which payment of a Participant's deferred compensation is made, as determined in accordance with Section 4.1.

         (i) DIRECTOR or ELIGIBLE DIRECTOR means each member of the Board of the Company who is not a full-time employee of the Company and who receives compensation for services as a director.

         (j)      EFFECTIVE DATE means January 1, 1999.

         (k) ELECTION DATE means the date on which the Director makes an election to defer receipt of all or a portion of Cash Compensation pursuant to the terms of the Plan.








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         (l)      ELECTION EFFECTIVE DATE means the date upon which a
                  Participant's deferred compensation is credited to his or her Phantom Stock Account pursuant to Section 3.3 of this Plan.

         (m) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

         (n) FAIR MARKET VALUE of a share of Common Stock means, as of a particular date, the lowest reported trading price of a share of Common Stock on the New York Stock Exchange, or if no sales occurred on such day, then on the last day on which there were such sales. FAIR MARKET VALUE of a Phantom Stock Unit shall be deemed to be equal to the Fair Market Value of one share of Common Stock.

         (o) PARTICIPANT means an Eligible Director of the Company who elects to participate in the Plan.

         (p) PHANTOM STOCK ACCOUNT means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

         (q) PHANTOM STOCK UNIT means a unit equal to one share of Common Stock issued and outstanding as of the Effective Date of the Plan (as adjusted pursuant to Section 3.5), utilized for the purpose of measuring the benefits payable under Section 4.2.

         (r) PLAN means the 1999 Waste Management, Inc. Directors' Deferred Compensation Plan, as amended from time to time.

         (s) VALUATION DATE means each day on which a sale or sales of the Common Stock on the New York Stock Exchange is reported or a quotation for the Common Stock is available.


                                   ARTICLE II.
                           ADMINISTRATION OF THE PLAN

2.1      COMMITTEE

         This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board.

2.2      COMMITTEE'S POWERS

         Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, determine the eligibility of




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individuals to participate herein, determine the amount of Cash Compensation a
Participant may elect to defer, or waive any restriction or other provision of this Plan; provided, however, that the Committee shall not waive any restriction or other provision of this Plan or take any other action that would cause any benefits provided to a Participant hereunder to be deemed "derivative securities" within the meaning of Section 16 of the Exchange Act or the rules and regulations promulgated thereunder (including, but not limited to, Rule 16a-1(c) or any successor rule). The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

2.3      COMMITTEE DETERMINATIONS CONCLUSIVE

         Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

2.4      COMMITTEE LIABILITY

         No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section
2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

2.5      DELEGATION OF AUTHORITY

         The Committee may delegate to the Chief Executive Officer or to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.


                                  ARTICLE III.
                                    ACCOUNTS

3.1      ESTABLISHMENT OF ACCOUNTS

         The Company shall set up an appropriate record (hereinafter called the "Phantom Stock Account") which will from time to time reflect the name of each Participant, the number of Phantom Stock Units credited to such Participant pursuant to Section 3.2, and the Fair Market Value of that number of Phantom Stock Units credited to the Participant determined as of the Election Effective Date.

3.2      AMOUNT OF DEFERRAL

         A Participant may elect to defer receipt of one hundred (100%) percent or fifty (50%) percent of the Cash Compensation payable to the Participant for serving on the Company's Board of Directors for each calendar year for which such deferral is elected. The amount deferred shall be credited to his or her Phantom Stock Account. If a Participant chooses to receive a credit to his or her Phantom Stock Account, a number of Phantom Stock Units having a






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Fair Market Value on the Election Effective Date equal to the dollar amount of fees the Participant elects to forgo in exchange for Phantom Stock Units shall be credited to such account.

3.3      CREDITING OF DEFERRED AMOUNTS

         One half of any Cash Compensation credited to a Participant's Phantom Stock Account shall be credited to such account on the fifteenth (15th) day of January of the affected calendar year and the other half shall be credited on the fifteenth (15th) day of July of the affected calendar year. For example, if a Participant effectively elects to defer $10,000 of Cash Compensation for the 1999 calendar year, $5,000 shall be credited to the Phantom Stock Account on January 15, 1999 and $5,000 shall be credited to such account on July 15, 1999.

3.4      DIVIDENDS

         As of each date that dividends are paid with respect to Common Stock, a Participant who has any outstanding Phantom Stock Units credited to his or her Phantom Stock Account shall have an additional amount credited to his or her Phantom Stock Account equal to the a number of Phantom Stock Units having a Fair Market Value equal to the dollar amount of dividends paid per share of Common Stock multiplied by the number of Phantom Stock Units credited to the Participant's Phantom Stock Account as of the payment date of such dividend.

3.5      ADJUSTMENTS

         (a) EXERCISE OF CORPORATE POWERS. The existence of this Plan and any outstanding Phantom Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds. debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) RECAPITALIZATIONS, REORGANIZATIONS AND OTHER ACTIVITIES. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of Phantom Stock Units and (ii) the appropriate Fair Market Value and other price determinations for such Phantom Stock Units shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of Phantom Stock Units and



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                  (ii) the appropriate Fair Market Value and other price
                  determinations for such Phantom Stock Units to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such units. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume units by means of substitution of new units, as appropriate, for previously issued units or an assumption of previously issued units as part of such adjustment.


                                   ARTICLE IV.
                                    PAYMENTS

4.1      PERIOD OF DEFERRAL

         A Participant may elect that payment of the Cash Compensation deferred under the Plan be made on any date specified on the deferral election form (the "Determination Date"), provided that such date does not exceed ten (10) years from the Election Date. In the event of the death of a Director prior to the date specified on the deferral election form, such Director's date of death shall be his or her Determination Date.

4.2      PAYMENT OF AMOUNTS IN PHANTOM STOCK ACCOUNT

         As of the Determination Date, the aggregate Fair Market Value on the Valuation Date coinciding with or immediately preceding the Determination Date of that number of Phantom Stock Units then credited to a Participant's Phantom Stock Account (the "Total Deferred Unit Amount") shall be calculated.

4.3      FORM OF PAYMENT

         Payment to a Participant of his of her Total Deferred Unit Amount shall be made in cash in a lump sum as soon as administratively feasible, but not later than sixty (60) days following the Determination Date, except in the case of the death of the Participant.

4.4      DEATH PRIOR TO PAYMENT

         In the event that a Participant dies prior to payment pursuant to the Plan, any such unpaid amounts, shall be paid to the Participant's designated Beneficiary in a lump sum within sixty (60) days following the Company's notification of the Participant's death. If no Beneficiary has been designated, such payment shall be made to the Participant's estate. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Committee.




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4.5      PAYMENTS TO MINORS AND INCOMPETENTS

         Should the Participant become incompetent or should the Participant designate a Beneficiary who is a minor or incompetent, the Company shall be authorized to pay such funds to a parent or guardian of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.


                                   ARTICLE V.
                               ELECTING DEFERRALS

5.1      MANNER OF ELECTING DEFERRAL

         Each election made by a Participant to defer Cash Compensation under the Plan (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Committee, (ii) shall designate the calendar year for which the deferral is made and the period of deferral, and
(iii) cannot be revoked or modified if either (a) the proposed revocation or modification applies to amounts deferred with respect to a calendar year which has already commenced at the time such revocation or modification is proposed to be effected, or (b) the Committee determines in its sole discretion that the proposed revocation or modification could cause any benefits provided to a Participant hereunder to be treated as "derivative securities" within the meaning of Section 16 of the Exchange Act or the rules and regulations promulgated thereunder (including, but not limited to, Rule 16a-1(c) or any successor rule).

5.2      ELECTION BY A NEW DIRECTOR

         An election to defer Cash Compensation under the Plan may be made by a new Director of the Company within thirty (30) days after election to the Company's Board of Directors and shall apply to Cash Compensation payable after the date of such election.

                                   ARTICLE VI.
                                  MISCELLANEOUS

6.1      UNFUNDED PLAN

         Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. Any funds invested hereunder shall continue for all purposes to be part of the general funds of the Company. To the extent that a Participant acquires a right to receive payments from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants who are entitled to rights under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company





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shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

6.2      TITLE TO FUNDS REMAINS WITH COMPANY

         Amounts credited to each Participant's Phantom Stock Account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such finds will remain with the Company and the Company's only obligation will be to make timely payments to Participants in accordance with the Plan.

6.3      STATEMENT OF ACCOUNT

         A statement will be furnished to each Participant not less often than annually and shall reflect the balance of the Participant's Phantom Stock Account as of the preceding December 31.

6.4      ASSIGNABILITY

         Except as provided in Section 4.4, no right to receive payment hereunder shall be transferable or assignable by a Participant except by will or the laws of decent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section 6.4 shall be null and void.

6.5      AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

         The Board may amend, modify, suspend, or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, modification, or termination shall, without the consent of the Participant, impair the rights of any Participant to the balance in such Participant's Phantom Stock Account as of the date of such amendment, modification, or termination. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 6.5.

6.6      GOVERNING LAW

         This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

6.7      EFFECTIVE DATE

         The Plan shall be effective as of the Effective Date.



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                                   APPENDIX A

                                AMENDMENT TO THE
                           1999 WASTE MANAGEMENT, INC.
                          DIRECTORS' COMPENSATION PLAN


         WHEREAS, the Board of Directors has resolved that the 1998 Plan should be merged into the 1999 Plan and that each Director who was an Eligible Director under the 1998 Plan should have his or her Phantom Stock Account merged with his or her Phantom Stock Account in the 1999 Plan subject to the restrictions on distribution set forth in the 1998 Plan;

         NOW, THEREFORE, the 1999 Plan is hereby amended to provide as follows:

1. Any Director who has a Phantom Stock Account pursuant to the 1998 Plan, and who is also a Participant in the 1999 Plan shall have his or her Phantom Stock Accounts merged into one Phantom Stock Account (the "Merged Phantom Stock Account") which shall be subject to all the terms and conditions of the 1999 Plan except as provided below.

2. The portion of the Merged Phantom Stock Account that is attributable to the Phantom Stock Units acquired by any Director under the terms of the 1998 Plan (including any reinvestment of dividends with respect to such Phantom Stock Units pursuant to Section 3.4 of the 1998 Plan) shall remain subject to (i) the definition of "Fair Market Value" under Section 1.2(m) of the 1998 Plan and (ii) the restrictions on distribution set forth in
      Section 4.1 of the 1998 Plan.

3. One or more subaccounts may be maintained if determined by the Committee of the 1999 Plan to be advisable to facilitate the implementation of the merger of the 1998 Plan into the 1999 Plan.

4. In the event that any beneficiary designations made by a Director pursuant to the 1998 Plan conflict with the beneficiary designations made by such Director pursuant to the 1999 Plan, the designations pursuant to the 1999 Plan shall control unless revoked prior to the Director's death.

5. To the extent possible, the terms of the 1998 Plan shall be construed as consistent with the terms of the 1999 Plan, however, in the event of a conflict, the terms of the 1999 Plan shall control except as provided in this Appendix A.